UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2008

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2008, Central European Media Enterprises Ltd. (the “Company” or “CME”) issued $475 million in aggregate principal amount of 3.50% Convertible Senior Notes due 2013 (the “Notes”).  The Notes were initially sold pursuant to a Purchase Agreement dated March 4, 2008 among the Company, Lehman Brothers Inc., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., BNP Paribas and ING Bank N.V., London Branch. The terms of the Notes are governed by an Indenture dated as of March 10, 2008 among the Company, Central European Media Enterprises N.V. (“CME NV”), CME Media Enterprises B.V. (“CME BV”) and The Bank of New York, as trustee and security trustee (the “Indenture”). The Notes were sold to the initial purchasers at a purchase price equal to 98.00% of the principal amount plus accrued interest, if any. The Notes, offered to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are senior obligations of CME and rank equally in right of payment with its existing and future senior debt.

The Notes bear interest at 3.50% per year and will mature on March 15, 2013. Prior to December 15, 2012, the Notes will be convertible following certain events as specified in the Indenture and from that date, at any time, based on an initial conversion rate of 9.5238 shares of CME's Class A common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $105.00 or a 25% conversion premium based on the closing sale price of $84.00 per share of CME's Class A common stock on March 4, 2008). The conversion rate is subject to adjustment if CME makes certain distributions to the holders of its Class A common stock, undergoes certain corporate transactions or a fundamental change, and in other circumstances specified in the Notes.   From time to time up to and including December 15, 2012, CME will have the right to elect  to deliver (i) shares of CME's Class A common stock or (ii) cash and, if applicable, shares of CME's Class A common stock upon conversion of the Notes. At present, CME has elected to deliver cash and, if applicable, shares of Class A common stock.  In addition, the holders of the Notes will have the right to put the Notes to CME following the occurrence of fundamental changes, as specified in the Indenture (including a change of control, certain mergers, insolvency and a delisting).

The Notes are jointly and severally guaranteed, subject to certain limits imposed by local law, on a senior unsecured basis initially by CME NV and CME BV (collectively, the “Subsidiary Guarantors”), two wholly-owned subsidiaries of CME.  The Notes are secured by a security interest in the shares of the Subsidiary Guarantors pursuant to a Deed of Pledge with respect to the shares of CME BV and a Pledge Agreement with respect to the shares of CME NV, each dated March 10, 2008, and certain contractual rights of CME pursuant to a Security Assignment between the Company, CME BV and The Bank of New York, dated March 10, 2008. This collateral is currently pledged to secure CME’s obligations under (i) its €245.0 million aggregate principal amount of 8.25% Senior Notes due 2012 (the “2005 Notes”) and (ii) its €150.0 million aggregate principal amount of Senior Floating Rate Notes due 2014 (the “2007 Notes”), and (iii) its €50.0 million and €100.0 million revolving loan agreements with the European Bank for Reconstruction and Development (“EBRD”). Under applicable law, these security interests will rank prior to the security interest in favor of the holders of the Notes. However, the creditors have agreed, among other things, to share any proceeds received by any party thereto upon enforcement of any of the security on a ratable basis pursuant to an intercreditor agreement dated March 10, 2008 (the “Intercreditor Agreement”) among CME, the Subsidiary Guarantors, BNY Corporate Trustee Services Limited and The Bank of New York, as trustee and security trustee, respectively, for the 2007 Notes, The Bank of New York (formerly JPMorgan Chase Bank, N.A., London Branch), as trustee and security trustee for the 2005 Notes and EBRD. The security granted in favor of the holders of the Notes may be released in certain circumstances.

In connection with the issuance of the Notes, CME entered into capped call transactions with respect to its shares of Class A common stock on March 4, 2008 (collectively the “Option Agreements”).  The Option Agreements are with each of BNP Paribas, Deutsche Bank AG, London Branch and Deutsche Bank Securities Inc. (as agent), and Lehman Brothers OTC Derivatives Inc. and Lehman Brothers, Inc. (as agent), each of which is an initial purchaser of the Notes or an affiliate of an initial purchaser of the Notes. The capped call transactions are not part of the terms of the Notes and do not affect the rights of the holders of the Notes under the Indenture.

Pursuant to the Option Agreements, CME has purchased call options for consideration of approximately $63.3 million that are exercisable, for no additional consideration, in the event of a conversion of the Notes or at the maturity date of the Notes (March 15, 2013).   The value CME will receive (in cash or shares of its Class A common stock) upon the exercise of an option is based on the number of shares of its Class A common stock affected by such transaction multiplied by the difference between the conversion price of the Notes ($105.00, as may be adjusted from time to time) and the trading price at such time, up to the point the trading price reaches a cap ($151.20, as adjusted from time to time).   The terms of these options are subject to adjustment in certain circumstances, including changes to the conversion rate of the Notes, or cancellation and early payment.  Assuming no adjustment to the terms of the options, it is expected that the exercise of the options will reduce or, in certain circumstances, substantially eliminate potential dilution of CME’s shares of Class A common stock in the event that the trading price per share of its Class A common stock at the time of exercise exceeds the conversion price specified above.

In connection with the issuance and sale of the Notes, the Company also entered into a Registration Rights Agreement with Lehman Brothers Inc., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., BNP Paribas and ING Bank N.V., London Branch, dated March 10, 2008 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, CME has agreed to (i) file with the SEC not later than 120 days after the date of original issuance of the Notes, a shelf registration statement covering resales by holders of the shares of its Class A common stock issuable upon conversion of the Notes (provided that this will be an automatic shelf registration statement if CME is eligible to use an automatic shelf registration statement at the time of filing); (ii) use reasonable best efforts (if CME is not eligible to use an automatic shelf registration statement at the time of filing) to cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of original issuance of the Notes; and (iii) use reasonable best efforts to keep the registration statement continuously effective until the earlier of: (A) the date when the holders of transfer restricted shares of CME’s Class A common stock issuable upon conversion of the Notes that are not affiliates of CME are able to sell all such securities immediately without restriction under Rule 144 under the Securities Act; or (B) the date when all transfer restricted shares of CME's Class A common stock issuable upon conversion of the Notes are registered under the shelf  registration statement and sold pursuant thereto or have ceased to be outstanding (whether as a result of repurchase and cancellation or otherwise).

CME intends to use net proceeds from the offering, after taking into account the cost of the Option Agreements, to purchase additional ownership interests in CME's operations in Ukraine (as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007) and for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is hereby incorporated into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The response to Item 1.01 is hereby incorporated into this Item 3.02. The Notes referred to in the response to Item 1.01 are convertible into shares of Class A common stock of CME, as described in such response.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: March 10, 2008	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer